                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Defined Asset Funds--Municipal Investment Trust Fund--Intermediate Term Series--190

We consent to the use in this Post-Effective Amendment No. 7 to Registration
Statement No. 33-46843 of our opinion dated             , 1999 appearing in the
Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
August 11, 1999